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Exhibit 99.2

CONTACTS:
Shelly Doran	317.685.7330	Investors
Les Morris	317.263.7711	Media

FOR IMMEDIATE RELEASE

SIMON PROPERTY GROUP ANNOUNCES FOURTH QUARTER RESULTS,
DECLARES INCREASE IN COMMON STOCK DIVIDEND
AND PROVIDES 2008 FFO AND EARNINGS GUIDANCE

        Indianapolis, Indiana—February 1, 2008...Simon Property Group, Inc. (the "Company" or "Simon") (NYSE:SPG) today announced results for the quarter and twelve months ended December 31, 2007:

  •
  Funds from operations ("FFO") of the Simon portfolio for the quarter increased 12.7% to $507.7 million from $450.4 million in the fourth quarter of 2006. On a diluted per share basis the increase was 12.1% to $1.76 from $1.57 in 2006. Included in FFO for the quarter was an impairment charge of $0.12 per share (net of the applicable tax benefit) related to the write-off of the value of our equity investment in a joint venture created to develop a master planned community in northwest Phoenix, Arizona. Excluding the impact of the impairment charge, diluted FFO increased 19.7% for the quarter to $1.88 per share.

  •
  FFO of the Simon portfolio for the twelve months increased 10.1% to $1.692 billion from $1.537 billion in 2006. On a diluted per share basis the increase was 9.5% to $5.90 per share from $5.39 per share in 2006. Excluding the impact of the impairment charge, diluted FFO increased 11.7% for the year to $6.02 per share.

  •
  Net income available to common stockholders for the quarter decreased 44.8% to $112.9 million from $204.7 million in the fourth quarter of 2006. On a diluted per share basis the decrease was 44.6% to $0.51 from $0.92 in 2006. The decrease in net income for the quarter is primarily attributable to a decline in net gains/losses from asset sales and the impairment charge described above, totaling $0.51 per share.

  •
  Net income available to common stockholders for the twelve months decreased 10.3% to $436.2 million from $486.1 million in 2006. On a diluted per share basis the decrease was 11.0% to $1.95 per share from $2.19 per share in 2006. The decrease in net income for the twelve months is primarily attributable to a decline in net gains/losses from asset sales and the impairment charge, totaling $0.40 per share.

	As of December 31, 2007(1)	As of December 31, 2006	Change
Occupancy
Regional Malls(2)	93.5%	93.2%	30 basis point increase
Premium Outlet Centers®(3)	99.7%	99.4%	30 basis point increase
Community/Lifestyle Centers(3)	94.1%	93.2%	90 basis point increase
Comparable Sales per Sq. Ft.
Regional Malls(4)	$491	$476	3.2% increase
Premium Outlet Centers(3)	$504	$471	7.0% increase
Average Rent per Sq. Ft.
Regional Malls(2)	$37.09	$35.38	4.8% increase
Premium Outlet Centers(3)	$25.67	$24.23	5.9% increase
Community/Lifestyle Centers(3)	$12.43	$11.82	5.2% increase

(1)
Statistics do not include the Mills portfolio of assets.

(2)
For mall and freestanding stores.

(3)
For all owned gross leasable area (GLA).

(4)
For mall and freestanding stores with less than 10,000 square feet.

Dividends

        Today the Company announced a quarterly common stock dividend of $0.90 per share, an increase of 7.1%. This dividend will be paid on February 29, 2008 to stockholders of record on February 15, 2008.

        The Company also declared dividends on its two outstanding public issues of preferred stock:

  •
  6% Series I Convertible Perpetual Preferred (NYSE:SPGPrI) dividend of $0.75 per share is payable on February 29, 2008 to stockholders of record on February 15, 2008.

  •
  8 3/8% Series J Cumulative Redeemable Preferred (NYSE:SPGPrJ) dividend of $1.046875 per share is payable on March 31, 2008 to stockholders of record on March 17, 2008.

U.S. Development Activity

        The Company opened two new development projects in the fourth quarter of 2007:

  •
  Philadelphia Premium Outlets—a 425,000 square foot upscale manufacturers' outlet center in Limerick, Pennsylvania, 35 miles northwest of Philadelphia, opened on November 8, 2007. The center is currently 99% leased to tenants including Ann Taylor, Banana Republic, Coach, Elie Tahari, Kate Spade, Michael Kors, Neiman Marcus Last Call and Sony. Phase II of this project, comprising 120,000 square feet, is already under construction and scheduled to open in April of 2008.

  •
  Palms Crossing—a 396,000 square foot community center in McAllen, Texas opened its first phase on November 15, 2007. The center is currently 99% leased and is anchored by Beall's, DSW, Barnes & Noble, Babies "R" Us, Sports Authority, Ulta Cosmetics and Ashley Furniture. Restaurants include P.F. Chang's, B.J.'s Restaurant and Brewery, Macaroni Grill and Houlihan's.

        The Company continues construction on:

  •
  Houston Premium Outlets—a 427,000 square foot upscale manufacturers' outlet center in Cypress (Houston), Texas. The center is scheduled to open in March of 2008.

  •
  Hamilton Town Center—a 950,000 square foot open-air retail center in Noblesville, Indiana. JCPenney opened at the project in October of 2007. The remainder of the 634,000 square foot first phase of the center is scheduled to open in May of 2008.

  •
  Pier Park—a 920,000 square foot community/lifestyle center in Panama City Beach, Florida. Target and a 16-screen theater have already opened at the center and Dillard's, JCPenney and Old Navy are expected to open during the first quarter of 2008. The remainder of the project is scheduled to open in May of 2008.

  •
  Jersey Shore Premium Outlets—a 435,000 square foot upscale manufacturers' outlet center in Tinton Falls, New Jersey. The center is scheduled to open in November of 2008.

International Activity

        On December 6, 2007, Vulcano Buono opened in Nola (Naples), Italy. This one million square foot shopping center is nearly 100% leased and is anchored by Auchan, Coin, Holiday Inn and Media World. The Company owns 22.1% of this asset.

        Development projects:

  •
  Construction continues on Argine (Naples, Italy), a 300,000 square foot shopping center scheduled to open in December of 2008. Construction has also commenced on Catania (Sicily, Italy), a 642,000 square foot shopping center scheduled to open in June of 2010. The Company owns 24% of each of these shopping center projects.

  •
  During the fourth quarter of 2007, the Company's Chelsea division started construction on Sendai Izumi Premium Outlets, its seventh Premium Outlet Center in Japan. Located in Sendai, this 172,000 square foot upscale manufacturers' outlet center is scheduled to open in October of 2008. Simon owns 40% of this project.

  •
  Construction also continues on five projects in China located in Changshu, Hangzhou, Hefei, Suzhou, and Zhengzhou. The centers range in size from 300,000 to 760,000 square feet and will be anchored by Wal-Mart. A 2008 opening is scheduled for Changshu, followed by anticipated 2009 openings for Hangzhou, Hefei, Suzhou and Zhengzhou. Simon owns 32.5% of these projects through its joint venture with Morgan Stanley Real Estate Fund and Shenzhen International Trust and Investment Company CP.

Dispositions

        During the fourth quarter of 2007, the Company sold three regional malls in the U.S.:

  •
  Broward Mall in Plantation (Miami-Ft. Lauderdale), Florida

  •
  Westland Mall in Hialeah (Miami-Ft. Lauderdale), Florida

  •
  Lafayette Square in Indianapolis, Indiana

        Broward Mall and Westland Mall (two malls acquired in the Mills transaction) were sold on November 9, 2007, for a total consideration of $400 million. Net proceeds from the disposition were used to repay venture debt related to the Mills acquisition.

2008 Guidance

        Today the Company provided guidance for 2008 funds from operations ("FFO") per share and net income per share. The Company estimates that diluted FFO will be within a range of $6.25 to $6.45 per share for the year ending December 31, 2008, and diluted net income will be within a range of $1.93 to $2.13 per share.

        The Company's 2008 guidance estimates are based upon its internal budgeting and planning process and management's view of current market conditions, including those in the retail real estate business. Assumptions for 2008 for the Company's U.S.-based assets include:

	Regional Malls	Premium Outlet Centers®	Community/ Lifestyle Centers
Occupancy at December 31, 2008	92.5 to 93.5%	98 to 99%	92 to 94%
Releasing spread	15 to 25%	25 to 35%	5 to 15%
Comparable property NOI growth	3.0 to 4.0%	4.0 to 6.0%	2.0 to 3.0%

2008 guidance assumes the following:

  •
  Timely completion of the Company's previously announced development activities. During 2008, the Company has six new development projects scheduled to open: Hamilton Town Center in Noblesville, Indiana; Houston Premium Outlets in Cypress (Houston), Texas; Jersey Shore Premium Outlets in Tinton Falls, New Jersey; Pier Park in Panama City Beach, Florida; and hypermarket-anchored shopping centers in Argine (Naples), Italy and Changshu, China.

  •
  No future acquisition or disposition activities other than the impact in 2008 from 2007 activity, including the Mills acquisition.

  •
  The potential for modest increases in store closings and bankruptcies in 2008 over 2007 levels and generally flat retail sales.

  •
  An interest rate environment that is consistent with the current forward yield curves for one month LIBOR and the 10 Year U.S. Treasury note.

        The following table provides the reconciliation of the range of estimated diluted net income available to common stockholders per share to estimated diluted FFO per share.

For the year ending December 31, 2008

	Low End	High End
Estimated diluted net income available to common stockholders per share	$1.93	$2.13
Depreciation and amortization including our share of joint ventures	4.45	4.45
Impact of additional dilutive securities	(0.13)	(0.13)

Estimated diluted FFO per share	$6.25	$6.45

Conference Call

        The Company will provide an online simulcast of its quarterly conference call at www.simon.com (Investor Relations tab), www.earnings.com, and www.streetevents.com. To listen to the live call, please go to any of these websites at least fifteen minutes prior to the call to register, download and install any necessary audio software. The call will begin at 11:00 a.m. Eastern Daylight Time today, February 1, 2008. An online replay will be available for approximately 90 days at www.simon.com,

www.earnings.com, and www.streetevents.com. A fully searchable podcast of the conference call will also be available at www.REITcafe.com shortly after completion of the call.

Supplemental Materials

        The Company will publish a supplemental information package which will be available at www.simon.com in the Investor Relations section, Financial Information tab. It will also be furnished to the SEC as part of a current report on Form 8-K. If you wish to receive a copy via mail or email, please call 800-461-3439.

Forward-Looking Statements

        Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that our expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the Company's ability to meet debt service requirements, the availability and terms of financing, changes in the Company's credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, the ability to hedge interest rate risk, risks associated with the acquisition, development and expansion of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic climates, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, competitive market forces, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC that could cause the Company's actual results to differ materially from the forward-looking statements that the Company makes. The Company may update that discussion in its periodic reports, but otherwise the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Funds from Operations ("FFO")

        The Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States ("GAAP"). The Company believes that FFO is helpful to investors because it is a widely recognized measure of the performance of real estate investment trusts ("REITs") and provides a relevant basis for comparison among REITs. The Company determines FFO in accordance with the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT").

About Simon

        Simon Property Group, Inc. is an S&P 500 company and the largest public U.S. real estate company. Simon is a fully integrated real estate company which operates from five retail real estate platforms: regional malls, Premium Outlet Centers®, The Mills®, community/lifestyle centers and international properties. It currently owns or has an interest in 379 properties comprising 258 million square feet of gross leasable area in North America, Europe and Asia. The Company is headquartered in Indianapolis, Indiana and employs more than 5,000 people worldwide. Simon Property Group, Inc. is publicly traded on the NYSE under the symbol SPG. For further information, visit the Company's website at www.simon.com.

SIMON
Consolidated Statements of Operations
Unaudited
(In thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2007	2006	2007	2006
REVENUE:
Minimum rent	$585,385	$546,353	$2,154,713	$2,020,856
Overage rent	46,428	42,480	110,003	95,767
Tenant reimbursements	292,384	265,464	1,023,164	946,554
Management fees and other revenues	40,371	21,940	113,740	82,288
Other income	71,013	50,794	249,179	186,689

Total revenue	1,035,581	927,031	3,650,799	3,332,154
EXPENSES:
Property operating	111,463	109,814	454,510	441,203
Depreciation and amortization	235,092	224,002	905,636	856,202
Real estate taxes	77,127	74,538	313,311	300,174
Repairs and maintenance	36,151	31,279	120,224	105,983
Advertising and promotion	32,854	32,819	94,340	88,480
Provision for credit losses	4,462	4,647	9,562	9,500
Home and regional office costs	40,665	33,643	136,610	129,334
General and administrative	4,682	2,732	19,587	16,652
Other	19,236	23,905	61,954	64,397

Total operating expenses	561,732	537,379	2,115,734	2,011,925
OPERATING INCOME	473,849	389,652	1,535,065	1,320,229

Interest expense	(241,565)	(210,848)	(945,852)	(821,858)
Minority interest in income of consolidated entities	(4,838)	(4,012)	(13,936)	(11,524)
Income tax benefit (expense) of taxable REIT subsidiaries	12,727	(3,975)	11,322	(11,370)
Income from unconsolidated entities, net	397	35,116	38,120	110,819
Impairment writedown	(55,061)	—	(55,061)	—
Gain on sale of assets and interests in unconsolidated entities, net	409	81,381	92,044	132,787
Limited Partners' interest in the Operating Partnership	(34,749)	(54,232)	(120,818)	(128,661)
Preferred distributions of the Operating Partnership	(5,362)	(6,332)	(21,580)	(26,979)

Income from continuing operations	145,807	226,750	519,304	563,443
Discontinued operations, net of Limited Partners' interest	78	242	(93)	331
Loss on sale of discontinued operations, net of Limited Partners' interest	(20,880)	—	(27,972)	66

NET INCOME	125,005	226,992	491,239	563,840
Preferred dividends	(12,076)	(22,324)	(55,075)	(77,695)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$112,929	$204,668	$436,164	$486,145

PER SHARE DATA:
Basic Earnings per Common Share:
Income from continuing operations	$0.60	$0.93	$2.09	$2.20
Discontinued operations	$(0.09)	$—	$(0.13)	$—

Net Income	$0.51	$0.93	$1.96	$2.20

Diluted Earnings per Common Share:
Income from continuing operations	$0.60	$0.92	$2.08	$2.19
Discontinued operations	$(0.09)	$—	$(0.13)	$—

Net Income	$0.51	$0.92	$1.95	$2.19

SIMON
Consolidated Balance Sheets
Unaudited
(In thousands, except as noted)

	December 31, 2007	December 31, 2006
ASSETS:
Investment properties, at cost	$24,415,025	$22,863,963
Less—accumulated depreciation	5,312,095	4,606,130

	19,102,930	18,257,833
Cash and cash equivalents	501,982	929,360
Tenant receivables and accrued revenue, net	447,224	380,128
Investment in unconsolidated entities, at equity	1,886,891	1,526,235
Deferred costs and other assets	1,118,635	990,899
Notes receivable from related parties	548,000	—

Total assets	$23,605,662	$22,084,455

LIABILITIES:
Mortgages and other indebtedness	$17,218,674	$15,394,489
Accounts payable, accrued expenses, intangibles, and deferred revenue	1,251,044	1,109,190
Cash distributions and losses in partnerships and joint ventures, at equity	352,798	227,588
Other liabilities, minority interest and accrued dividends	180,644	178,250

Total liabilities	19,003,160	16,909,517

COMMITMENTS AND CONTINGENCIES
LIMITED PARTNERS' INTEREST IN THE OPERATING PARTNERSHIP	731,406	837,836
LIMITED PARTNERS' PREFERRED INTEREST IN THE OPERATING PARTNERSHIP	307,713	357,460
STOCKHOLDERS' EQUITY
CAPITAL STOCK OF SIMON PROPERTY GROUP, INC. (750,000,000 total shares authorized, $.0001 par value, 237,996,000 shares of excess common stock):
All series of preferred stock, 100,000,000 shares authorized, 14,801,884 and 17,578,701 issued and outstanding, respectively, and with liquidation values of $740,094 and $878,935, respectively	746,608	884,620
Common stock, $.0001 par value, 400,000,000 shares authorized, 227,719,614 and 225,797,566 issued and outstanding, respectively	23	23
Class B common stock, $.0001 par value, 12,000,000 shares authorized, 8,000 issued and outstanding	—	—
Class C common stock, $.0001 par value, 4,000 shares authorized, issued and outstanding	—	—
Capital in excess of par value	5,067,718	5,010,256
Accumulated deficit	(2,055,447)	(1,740,897)
Accumulated other comprehensive income	18,087	19,239
Common stock held in treasury at cost, 4,697,332 and 4,378,495 shares, respectively	(213,606)	(193,599)

Total stockholders' equity	3,563,383	3,979,642

Total liabilities and stockholders' equity	$23,605,662	$22,084,455

SIMON
Joint Venture Statements of Operations
Unaudited
(In thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2007	2006	2007	2006
Revenue:
Minimum rent	$498,463	$289,842	$1,682,671	$1,060,896
Overage rent	55,044	38,450	119,134	89,968
Tenant reimbursements	279,492	154,496	852,312	540,560
Other income	64,368	39,570	201,075	147,549

Total revenue	897,367	522,358	2,855,192	1,838,973
Operating Expenses:
Property operating	173,889	98,355	580,910	366,122
Depreciation and amortization	227,695	88,571	627,929	318,589
Real estate taxes	59,485	32,165	220,474	131,359
Repairs and maintenance	35,826	22,782	113,517	83,331
Advertising and promotion	24,145	17,527	62,182	42,096
Provision for credit losses	8,309	799	22,448	4,620
Other	58,717	39,559	162,570	125,976

Total operating expenses	588,066	299,758	1,790,030	1,072,093

Operating Income	309,301	222,600	1,065,162	766,880
Interest expense	(259,214)	(108,275)	(853,307)	(415,425)
Income from unconsolidated entities	207	485	665	1,204
Gain (loss) on sale of assets	(823)	(100)	192,553	(6)

Income from Continuing Operations	49,471	114,710	405,073	352,653
Income from consolidated joint venture interests (A)	—	3,874	2,562	14,070
Income from discontinued joint venture interests (B)	26	736	202	736
Gain (loss) on disposal or sale of discontinued operations, net	(15)	—	4	20,375

Net Income	$49,482	$119,320	$407,841	$387,834

Third-Party Investors' Share of Net Income	$38,209	$72,011	$232,586	$232,499

Our Share of Net Income	11,273	47,309	175,255	155,335
Amortization of Excess Investment	(10,467)	(12,490)	(46,503)	(49,546)
Income from Beneficial Interests and Other, Net	—	296	—	15,605
Write-off of Investment Related to Properties Sold	—	(4)	—	(2,846)
Our Share of Net Gain Related to Properties Sold	(409)	5	(90,632)	(7,729)

Income from Unconsolidated Entities, Net	$397	$35,116	$38,120	$110,819

SIMON
Joint Venture Balance Sheets
Unaudited
(In thousands)

	December 31, 2007	December 31, 2006
Assets:
Investment properties, at cost	$21,009,416	$10,669,967
Less—accumulated depreciation	3,217,446	2,206,399

	17,791,970	8,463,568
Cash and cash equivalents	747,575	354,620
Tenant receivables and accrued revenue, net	435,093	258,185
Investment in unconsolidated entities	258,633	176,400
Deferred costs and other assets	713,180	307,468

Total assets	$19,946,451	$9,560,241

Liabilities and Partners' Equity:
Mortgages and other indebtedness	$16,507,076	$8,055,855
Accounts payable, accrued expenses, and deferred revenue	972,699	513,472
Other liabilities	825,279	255,633

Total liabilities	18,305,054	8,824,960
Preferred units	67,450	67,450
Partners' equity	1,573,947	667,831

Total liabilities and partners' equity	$19,946,451	$9,560,241

Our Share of:
Total assets	$8,040,987	$4,113,051

Partners' equity	$776,857	$380,150
Add: Excess Investment (C)	757,236	918,497

Our net Investment in Joint Ventures	$1,534,093	$1,298,647

Mortgages and other indebtedness	$6,568,403	$3,472,228

SIMON
Footnotes to Financial Statements
Unaudited

Notes:

  (A)
  Consolidation occurs when the Company acquires an additional ownership interest in a joint venture and, as a result, gains control of the joint venture. These interests have been separated from operational interests to present comparative results of operations. As a result of the consolidation of Mall of Georgia during the fourth quarter of 2006 and Town Center at Cobb and Gwinnett Mall as of March 31, 2007, we reclassified our share of the pre-consolidation earnings from these properties.

  (B)
  Discontinued joint venture interests represent assets and partnership interests that have been sold.

  (C)
  Excess investment represents the unamortized difference of the Company's investment over equity in the underlying net assets of the partnerships and joint ventures. The Company generally amortizes excess investment over the life of the related properties, typically no greater than 40 years, and the amortization is included in income from unconsolidated entities.

SIMON
Reconciliation of Net Income to FFO(1)
Unaudited
(In thousands, except as noted)

	For the Three Months Ended Decemer 31,		For the Twelve Months Ended December 31,
	2007	2006	2007	2006
Net Income(2)(3)(4)(5)	$125,005	$226,992	$491,239	$563,840
Adjustments to Net Income to Arrive at FFO:
Limited Partners' interest in the Operating Partnership and preferred distributions of the Operating Partnership	40,111	60,564	142,398	155,640
Limited Partners' interest in discontinued operations	20	65	(24)	87
Depreciation and amortization from consolidated properties and discontinued operations	232,162	221,381	892,488	854,394
Simon's share of depreciation and amortization from unconsolidated entities	109,462	53,872	315,159	209,428
(Gain) Loss on sales of assets and interests in unconsolidated entities and discontinued operations, net of Limited Partners' interest	20,471	(81,381)	(64,072)	(132,853)
Minority interest portion of depreciation and amortization	(2,051)	(2,417)	(8,646)	(8,639)
Preferred distributions and dividends	(17,438)	(28,656)	(76,655)	(104,674)

FFO of the Simon Portfolio	$507,742	$450,420	$1,691,887	$1,537,223

Per Share Reconciliation:
Diluted net income available to common stockholders per share	$0.51	$0.92	$1.95	$2.19
Adjustments to net income to arrive at FFO:
Depreciation and amortization from consolidated properties and Simon's share of depreciation and amortization from unconsolidated entities, net of minority interest portion of depreciation and amortization	1.21	0.98	4.27	3.78
(Gain) Loss on sales of assets and interests in unconsolidated entities and discontinued operations, net of Limited Partners' interest	0.09	(0.29)	(0.20)	(0.47)
Impact of additional dilutive securities for FFO per share	(0.05)	(0.04)	(0.12)	(0.11)

Diluted FFO per share	$1.76	$1.57	$5.90	$5.39

Details for per share calculations:
FFO of the Simon Portfolio	$507,742	$450,420	$1,691,887	$1,537,223
Adjustments for dilution calculation:
Impact of preferred stock and preferred unit conversions and option exercises(6)	12,836	13,688	51,567	56,095

Diluted FFO of the Simon Portfolio	520,578	464,108	1,743,454	1,593,318
Diluted FFO allocable to unitholders	(102,155)	(92,384)	(342,434)	(315,739)

Diluted FFO allocable to common stockholders	$418,423	$371,724	$1,401,020	$1,277,579

Basic weighted average shares outstanding	223,015	221,317	222,998	221,024
Adjustments for dilution calculation:
Effect of stock options	673	868	778	903
Impact of Series C preferred unit conversion	78	502	122	912
Impact of Series I preferred unit conversion	2,408	3,111	2,485	3,230
Impact of Series I preferred stock conversion	11,102	10,873	11,065	10,816

Diluted weighted average shares outstanding	237,276	236,671	237,448	236,885
Weighted average limited partnership units outstanding	57,929	58,819	58,036	58,543

Diluted weighted average shares and units outstanding	295,205	295,490	295,484	295,428

Basic FFO per share	$1.81	$1.61	$6.02	$5.50
Percent Increase	12.4%		9.5%
Diluted FFO per share	$1.76	$1.57	$5.90	$5.39
Percent Increase	12.1%		9.5%

SIMON
Footnotes to Reconciliation of Net Income to FFO
Unaudited

Notes:

(1)
The Company considers FFO a key measure of its operating performance that is not specifically defined by GAAP and believes that FFO is helpful to investors because it is a widely recognized measure of the performance of REITs and provides a relevant basis for comparison among REITs. The Company also uses this measure internally to measure the operating performance of the portfolio. The Company's computation of FFO may not be comparable to FFO reported by other REITs.

As defined by NAREIT, FFO is consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales of real estate, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. The Company has adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting change or resulting from the sale of depreciable real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(2)
Includes the Company's share of gains on land sales of $8.0 million and $6.4 million for the three months ended December 31, 2007 and 2006, respectively, and $19.8 million and $41.0 million for the twelve months ended December 31, 2007 and 2006, respectively.

(3)
Includes the Company's share of straight-line adjustments to minimum rent of $8.5 million and $5.6 million for the three months ended December 31, 2007 and 2006, respectively and $27.5 million and $18.7 million for the twelve months ended December 31, 2007 and 2006, respectively.

(4)
Includes the Company's share of the fair market value of leases from acquisitions of $12.1 million and $18.1 million for the three months ended December 31, 2007 and 2006, respectively, and $53.4 million and $70.7 million for the twelve months ended December 31, 2007 and 2006, respectively.

(5)
Includes the Company's share of debt premium amortization of $6.0 million and $6.6 million for the three months ended December 31, 2007 and 2006, respectively, and $32.1 million and $29.4 million for the twelve months ended December 31, 2007 and 2006, respectively.

(6)
Includes dividends and distributions of Series I preferred stock and Series C and Series I preferred units.

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  Exhibit 99.2
SIMON PROPERTY GROUP ANNOUNCES FOURTH QUARTER RESULTS, DECLARES INCREASE IN COMMON STOCK DIVIDEND AND PROVIDES 2008 FFO AND EARNINGS GUIDANCE
SIMON Consolidated Statements of Operations Unaudited (In thousands)
SIMON Consolidated Balance Sheets Unaudited (In thousands, except as noted)
SIMON Joint Venture Statements of Operations Unaudited (In thousands)
SIMON Joint Venture Balance Sheets Unaudited (In thousands)
SIMON Footnotes to Financial Statements Unaudited
SIMON Reconciliation of Net Income to FFO(1) Unaudited (In thousands, except as noted)
SIMON Footnotes to Reconciliation of Net Income to FFO Unaudited